As filed with the Securities and Exchange Commission on April 9, 2007

                                                 Registration No. 333-____
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            IntegraMed America, Inc.
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                      06-1150326
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation  or Organization)

                             Two Manhattanville Road
                         Purchase, New York, 10577-2100
                    (Address of Principal Executive Offices)


            IntegraMed America, Inc. 2000 Long-Term Compensation Plan
                            (Full Title of the Plan)

                               Claude White, Esq.
                       Vice President and General Counsel
                             Two Manhattanville Road
                          Purchase, New York 10577-2100
                     (Name and Address of Agent for Service)

                                 (914) 251-4142
          (Telephone Number, Including Area Code, of Agent For Service)

                                 with copies to:
                              Steven Khadavi, Esq.
                              Dorsey & Whitney LLP
                                 250 Park Avenue
                               New York, NY 10177
                                 (212) 415-9376
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                         CALCULATION OF REGISTRATION FEE
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Title of Each Class of              Amount to         Proposed Maximum Offering    Proposed Maximum Aggregate        Amount of
Securities to be Registered      be Registered(1)          Price Per Share               Offering Price          Registration Fee
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
Common Stock,                        100,000                 US$14.95(2)                  US$1,495,000               US$45.90
$.01 par value
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

(1) Pursuant to Rule 416(a) of the Securities Act of 1933 this Registration Statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the provisions of the Plan.
(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee. The price shown is the average of the high and low prices of the Registrant's Common Stock on April 5, 2007 as reported on the NASDAQ Global Market.
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

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 of IntegraMed America, Inc. (the "Registrant") is being filed pursuant to General Instruction E of Form S-8 in connection with the registration of an additional 100,000 shares of the Registrant's common stock, par value $.01 ("Common Shares") to be issued pursuant to the IntegraMed America, Inc. 2000 Long-Term Compensation Plan (the "Plan"). The contents of the registration statement on Form S-8 (File No. 333-64332), filed by the Registrant with the Securities and Exchange Commission (the "Commission") on July 2, 2001 under which 600,000 Common Shares were registered for issuance under the Plan are incorporated herein by reference.

A copy of the Plan is attached as Exhibit 10.119 to the Registrant's Quarterly Report on Form 10-Q (File No. 0-20260) for the period ended June 30, 2002, and is hereby incorporated by reference into this registration statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement, as of their respective dates:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 21, 2007 (File No. 000-20260);

(b) Current Report on Form 8-K filed by the Registrant on February 20, 2007;

(c) the description of the Registrant's Common Stock, $0.01 par value, as contained in its Registration Statement on Form S-1 (No. 333-26551), initially filed with the Commission on May 6, 1997, including any amendment or report filed for the purpose of updating such information.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 8.  Exhibits.

Exhibit Number                         Exhibit
--------------                         -------

      4.1 Restated Certificate of Incorporation of IntegraMed America, Inc. (previously filed as exhibit 3.1(f) to the Registrant's Quarterly Report on Form 10-Q (File No. 0-20260) for the period ended June 30, 2004 incorporated herein by reference)

      4.2 By-laws of IntegraMed America, Inc. (previously filed as exhibit 3.2(d) to the Registrant's Annual report on Form 10-K (file No. 0-20260) for the year ended December 31, 2005, incorporated herein by reference)

      5.1   Opinion of Dorsey & Whitney LLP

     23.1   Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 hereto)

     23.2   Consent of PricewaterhouseCoopers LLP

     23.3   Consent of Amper, Politziner & Matia, P.C.

     24.1   Power of Attorney (included in the signature pages hereto)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, state of New York, on this 9th day of April, 2007.

         INTEGRAMED AMERICA, INC.
         (Registrant)


         By:    /s/ Jay Higham
                --------------------------------
         Name:      Jay Higham
         Title:     Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Jay Higham and John W. Hlywak, Jr., or either of them, his or her attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the date indicated.
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--------------------------------- ------------------------------------------------------ ---------------
           Signature                                      Title                               Date
--------------------------------- ------------------------------------------------------ ---------------
/s/Jay Higham
---------------------------
   Jay Higham                     President, Chief Executive Officer and Director        April 9, 2007
                                  (Principal Executive Officer)

/s/John W. Hlywak, Jr.
---------------------------
   John W. Hlywak, Jr.            Executive Vice President and Chief Financial Officer   April 9, 2007
                                  (Principal Financial and Accounting Officer)

/s/Gerardo Canet
---------------------------
   Gerardo Canet                  Director                                               April 9, 2007

/s/Sarason D. Liebler             Director                                               April 9, 2007
---------------------------
   Sarason D. Liebler

/s/Wayne R. Moon                  Director                                               April 9, 2007
---------------------------
   Wayne R. Moon

/s/Elizabeth E. Tallett           Director                                               April 9, 2007
---------------------------
   Elizabeth E. Tallett

/s/Lawrence J. Stuesser
---------------------------
   Lawrence J. Stuesser           Director                                               April 9, 2007

/s/Yvonne S. Thornton, M.D.       Director                                               April 9, 2007
---------------------------
   Yvonne  S. Thornton, M.D.
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



EXHIBIT INDEX

Exhibit Number                               Exhibit
--------------                               -------

     4.1 Restated Certificate of Incorporation of IntegraMed America, Inc. (previously filed as exhibit 3.1(f) to the Registrant's Quarterly Report on Form 10-Q (File No. 0-20260) for the period ended June 30, 2004 incorporated herein by reference)

     4.2 By-laws of IntegraMed America, Inc. (previously filed as exhibit 3.2(d) to the Registrant's Annual report on Form 10-K (file No. 0-20260) for the year ended December 31, 2005, incorporated herein by reference)

     5.1    Opinion of Dorsey & Whitney LLP

    23.1    Consent of Dorsey & Whitney LLP (included in Exhibit 5.1 hereto)

    23.2    Consent of PricewaterhouseCoopers LLP

    23.3    Consent of Amper, Politziner & Matia, P.C.

    24.1    Power of Attorney (included in the signature pages hereto)